PFT Putnam Short-Term Municipal Income Fund and Putnam Intermediate-Term Municipal Income Fund Period ending 5/31/16 Incorporations By Reference
1. Amendment to Amended and Restated Bylaws dated as of April 22, 2016 Incorporated by reference to Post-Effective Amendment No. 236 to the Registrants Registration Statement filed on June 27, 2016.